Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Abengoa, S.A. of our report dated September 5, 2013 relating to the consolidated financial statements of Abengoa, S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores, S.L.

PricewaterhouseCoopers Auditores, S.L.

Seville, Spain

October 4, 2013